RESTATED APPENDIX A
                             DATED FEBRUARY 2, 2000


     The following is a restatement to Appendix A of the Form of Class E Plan of Distribution Pursuant to Rule 12b-1.



Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, MNIS shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on a maximum annual rate as set forth below, as applied to the average daily net assets of the respective Series.



SERIES                            CLASS  OF  SHARES                  FEE
------                          -----------------                    ---

Small  Cap  Series                        E                         25bp
World  Opportunities  Series              E                         25bp
Blended  Asset  Series  I                 E                         25bp
Blended  Asset  Series  II                E                         25bp
Maximum  Horizon  Series                  E                         25bp
Defensive  Series                         E                         25bp
Tax  Managed  Series                      E                         25bp
PureMark  Series                          E                         25bp
     (formerly  Socially  Responsible  Series)